Exhibit 10.1

TERMINATION AND RELEASE

This Termination and Release (this “Termination and Release”) is executed to be effective as of the 28th day of June, 2023 by Stratim Cloud Acquisition Corp., a Delaware corporation (“Acquiror”), Force Pressure Control, LLC, a Texas limited liability company (the “Company”) and each of the individuals listed on the signature pages hereto (each a “Member” and collectively, the “Members”), who are parties to that certain Membership Interests Purchase Agreement, dated as of March 21, 2023 (the “Agreement”) and who have agreed to terminate the Agreement as set forth below. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.

1.	Termination. Pursuant to the provisions of Section 10.1(a) of the Agreement, the Company (acting on behalf of itself and the Members) and Acquiror mutually agree to terminate the Agreement and each of the Ancillary Agreements (collectively, the “Transaction Agreements”) and that the transactions contemplated thereby are hereby abandoned. Without limitation of the foregoing, the parties shall have no further obligations or liability to any other party under any of the Transaction Agreements other than provisions of the Agreement that expressly survive the termination of the Agreement, Section 10.2, Article XI and the Confidentiality Agreement, which shall survive the termination of the Agreement.

2.	Release.

a.	Each of the undersigned parties agrees and acknowledges that, to the best of its knowledge, no other party has committed any breach of the Agreement prior to the execution of this Termination and Release. Each of the undersigned parties, on behalf of itself and its affiliates and their respective former and current or future directors, officers, employees, partners, shareholders, affiliates (including, without limitation, controlling persons) attorneys, and agents, and any heirs, executors, administrators, successors or assigns of any said person or entity (the “Related Parties”) does hereby release each other party to the Agreement, along with its Related Parties, from and against any and all claims, liabilities, demands, or causes of action in law or in equity of any kind which such releasing party may have against any other party to the Agreement in connection with the Transaction Agreements and the transactions contemplated therein.

b.	It is understood and agreed that, except as otherwise provided therein, the preceding paragraph is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the parties and their Related Parties relating to or arising out of the Transaction Agreements. Therefore, each of the parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims that such party does not know or suspect to exist in its favor at the time of executing the release, which if known by such party must have affected such party’s settlement with the other. In connection with such waiver and relinquishment, the parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the released claims, but that it is their intention hereby fully, finally and forever to settle and release all of the released claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the released claims notwithstanding the discovery or existence of any such additional or different claim or fact.

c.	Each party, on behalf of itself and its Related Parties, hereby covenants to each other party and their respective Related Parties not to, with respect to any released claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other party and/or its Related Parties relating to any released claim, and the Company, on the one hand, and Acquiror, on the other hand, each hereby agree to indemnify the other party from any claim brought in respect of a released claim by such person’s respective Related Parties.

d.	Each of the parties hereby expressly waives to the fullest extent permitted by law the provisions, rights, and benefits of California Civil Code § 1542 (or any similar law), which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

e.	Nothing in this Section 2 shall: (i) apply to any action by any party to enforce the rights and obligations imposed pursuant to this Termination and Release; or (ii) constitute a release by any party for any claim arising under this Termination and Release.

3.	Expense Reimbursement. In full satisfaction of any of its obligations under the Transaction Agreements, the Company agrees to pay in immediately available funds to the account of Acquiror $250,000 no later than five (5) Business Days following the date hereof. Other than the payments referenced in this Section 3, the parties acknowledge and agree that no additional consideration of any kind is due from either party with respect to the Transaction Agreements.

4.	Public Disclosures; Non-Disparagement.

a.	Any general notices, releases, statements or communications by either party to the general public or the press relating to the Transaction Agreements or this Termination and Release, the participation or involvement of the parties in the transactions contemplated by the Transaction Agreements or this Termination and Release, and the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Transaction Agreements shall be made only at such times and in such manner as may be mutually agreed in writing by the parties, except as otherwise required by law (and in such case only after a reasonable attempt has been made to consult with the other party to this Termination and Release).

b.	Except as required by applicable law or the rules or regulations of any governmental authority or by the order of any court of competent jurisdiction, each party agrees that such party shall not, directly or indirectly (through such party’s Related Parties (as defined below) or otherwise), make, publish or cause to be made or published any statement or remark concerning the subject matter of the Transaction Agreements, the participation or involvement of the parties in the transactions contemplated by the Transaction Agreements or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Transaction Agreements that could reasonably be understood as disparaging the business or conduct of the other party or its respective Related Parties or as intended to harm the business or reputation of the other party or its respective Related Parties.

5.	Choice of Law. This Termination and Release, and all claims or causes of action based upon, arising out of, or related to this Termination and Release, or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

6.	Counterparts. This Termination and Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Termination and Release may be delivered by email (including by .pdf, .tif, .gif, .jpeg or similar formatted attachment thereto) by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required. This Termination and Release shall become effective when each party hereto shall have received one or more counterparts hereof signed by each of the other parties hereto and unless and until such receipt, this Termination and Release shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have hereunto caused this Termination and Release to be duly executed as of the date first above written.

STRATIM CLOUD ACQUISITION CORP.

By:	/s/ Sreekanth Ravi
	Name:	Sreekanth Ravi
	Title:	Chief Executive Officer

FORCE PRESSURE CONTROL, LLC

By:	/s/ Jacob Startz
	Name:	Jacob Startz
	Title:	Chief Executive Officer

MEMBERS

By:	/s/ Harvey Mueller
	Name:	Harvey Mueller

By:	/s/ Jacob Startz
	Name:	Jacob Startz

By:	/s/ Wesley Ryan Mangan
	Name:	Wesley Ryan Mangan

By:	/s/ Harrison Elliott Daniel
	Name:	Harrison Elliott Daniel

By:	/s/ Darin Nesloney
	Name:	Darin Nesloney

By:	/s/ Dustin Nesloney
	Name:	Dustin Nesloney